UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 14, 2005

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

                The registrant’s press release dated April 14, 2005 regarding its financial results for the period ended March 31, 2005, including unaudited consolidated financial statements for the period ended March 31, 2005, is Attachment I of this Form 8-K.  All of the information in Attachment I is hereby filed.

                IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 14, 2005

By:	/s/ Timothy S. Shaughnessy
(Timothy S. Shaughnessy) Vice President and Controller

ATTACHMENT I

IBM REPORTS 2005 FIRST-QUARTER RESULTS

Reflects Expensing of Equity Compensation

                ARMONK, N.Y., April 14, 2005 . . .. IBM today announced first-quarter 2005 diluted earnings per common share of $.85 from continuing operations as reported, including the effect of expensing share-based compensation, compared with diluted earnings on a similar basis of $.79 per share in the first quarter of 2004, an increase of 8 percent.  First-quarter income from continuing operations was $1.41 billion, including the adoption of expensing equity compensation, compared with $1.36 billion a year ago, an increase of 3 percent.  Revenues from continuing operations for the first quarter were $22.9 billion, up 3 percent, compared with revenues of $22.2 billion for the first quarter of 2004.

                Earlier this month, IBM announced its intention to expense equity compensation in the first quarter.  The adoption is based on the implementation guidance provided in the SEC’s release of Staff Accounting Bulletin No. 107, and in accordance with the FASB’s revised Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-based Payments.”

                Samuel J. Palmisano, IBM chairman and chief executive officer, said: “After a strong start, we had difficulty closing transactions in the final weeks of the quarter, especially in countries with soft economic conditions, as well as with short-term Global Services signings.  As a result, we did not achieve all of our goals for the quarter.  Middleware software and midrange systems results were solid, and we grew significantly in Business Performance Transformation Services and in the emerging markets of China, Brazil, India and Eastern Europe.  We returned nearly $4 billion to investors in the quarter through share repurchases and dividends.  We are taking appropriate measures to sharpen our execution, as we continue to implement our global growth strategies."

                First-quarter revenue growth of 3 percent (1 percent, adjusting for currency) was driven by growth in the Americas and Europe/Middle East/Africa.  In the Americas, first-quarter revenues from continuing operations were $9.3 billion, up 2 percent (1 percent, adjusting for currency) from the 2004 period.  Revenues from Europe/Middle East/Africa were $7.7 billion, an increase of 7 percent (2 percent, adjusting for currency).  Asia-Pacific revenues grew 1 percent (down 2 percent, adjusting for currency) to $5.2 billion.  OEM revenues increased 3 percent to $691 million compared with the first quarter of 2004.

                Revenues grew in four of IBM’s five industry sectors in the first quarter led by the Distribution sector, as well as growth in sales to Small and Medium Businesses.

                Revenues from Global Services, including maintenance, increased 6 percent (3 percent, adjusting for currency) to $11.7 billion in the first quarter.  Global Services revenues, excluding maintenance, increased 7 percent (4 percent, adjusting for currency).  IBM signed services contracts totaling $10.0 billion and ended the quarter with an estimated services backlog, including Strategic Outsourcing, Business Consulting Services, Integrated Technology Services and Maintenance, of $110 billion.

                In addition to these signings and backlog figures there were about $200 million of Engineering and Technology Services signings to provide Business Performance Transformation Services customers with design skill and technical capabilities.

                Hardware revenues from continuing operations were essentially flat (down 2 percent, adjusting for currency) to $6.7 billion in the first quarter versus the first quarter of 2004.  Revenues from the Systems and Technology Group totaled $3.9 billion for the quarter, up 2 percent on

eServer revenue increases.  This includes a 12 percent increase in pSeries UNIX servers, which is expected to gain market share in the first quarter, and an 8 percent increase in xSeries servers.  Revenues from the zSeries mainframe product decreased 16 percent compared with the prior-year quarter.  The total delivery of zSeries computing power as measured in MIPS (millions of instructions per second) decreased 11 percent.  Revenues for the iSeries midrange servers increased 1 percent. Storage Systems and Technology OEM increased 5 percent and 2 percent, respectively.  Revenues from Personal Systems Group decreased 3 percent to $2.7 billion.  In the fourth-quarter 2004, IBM announced an agreement to sell the Personal Computing Division, a unit of the Personal Systems Group, which is expected to close in the second-quarter 2005.

                Revenues from Software were $3.6 billion, an increase of 2 percent (flat, adjusting for currency) compared with the first quarter of 2004. Revenues from IBM’s middleware brands, which include WebSphere, DB2, Rational, Tivoli and Lotus products, were $2.8 billion, up 3 percent versus the first quarter of 2004.  Operating systems revenues decreased 2 percent to $590 million compared with the first quarter of 2004.

                Revenues for WebSphere family of software products, which facilitates customers’ ability to manage a wide variety of business processes using open standards to interconnect applications, data and operating systems, increased 11 percent.  Revenues for Information Management increased 5 percent including revenues for DB2 database software, which enables clients to leverage information on demand, increased 9 percent.  Revenues from Tivoli software (infrastructure software that enables customers to centrally manage networks and storage) increased 15 percent, and revenues for Lotus software, which allows collaborating and messaging by customers in real-time communication and knowledge management, increased 11 percent.  Revenues from Rational software (integrated development tools) were flat compared with the first quarter of 2004.

                As a result, IBM expects to gain or hold market share for the first quarter in the collaborative software, systems management and security software, Web services and data management categories.

                Global Financing revenues declined 12 percent (15 percent, adjusting for currency) in the first quarter to $580 million.  Revenues from the Enterprise Investments/Other area, which includes industry-specific IT solutions such as product life-cycle management software, increased 15 percent (12 percent, adjusting for currency) to $332 million compared with the first quarter of 2004.

                The company’s total gross profit margin from continuing operations was 36.0 percent in the 2005 first quarter, which includes the effect of expensing equity compensation, compared with 35.6 percent in the first quarter of 2004 on a similar basis.

                In the first quarter of 2005, total expense and other income from continuing operations increased 5 percent to $6.2 billion and, coupled with the revenue increase of 3 percent, IBM’s total expense-to-revenue ratio increased 0.5 points to 27.3 percent.  For the quarter, the reporting periods reflect the adoption of expensing equity compensation as it relates to both selling, general and administrative (SG&A) expense and research, development and engineering (RD&E) expense.  SG&A expense increased 6 percent to $4.9 billion.  RD&E expense increased 3 percent to $1.5 billion.  Intellectual property and custom development income increased to $219 million compared with $180 million a year ago.  Other (income) and expense was $22 million of net expense in the first quarter of 2005 versus $13 million in the same period last year.

                IBM’s effective tax rate from continuing operations in the first quarter 2005 was 30.0 percent, compared with 30.1 percent in the first quarter of 2004.

                Share repurchases totaled approximately $3.4 billion in the first quarter.  The weighted-average number of diluted common shares outstanding in the first-quarter 2005 was 1.66 billion compared with 1.73 billion shares in the same period of 2004.  As of March 31, 2005, there were 1.61 billion basic common shares outstanding.

                IBM ended the first quarter of 2005 with $8.7 billion of cash on hand.  The balance sheet remains strong, and the company is well positioned to take advantage of opportunities.

                Debt, including Global Financing, totaled $23.4 billion, compared with $22.9 billion at year-end 2004.  From a management segment view, the non-global financing debt-to-capitalization ratio was 5.3 percent at the end of March 31, 2005, and Global Financing debt declined $413 million from year-end 2004 to a total of $21.9 billion, resulting in a debt-to-equity ratio of 6.7 to 1.

Forward-Looking and Cautionary Statements

                Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company’s filings with the U.S. Securities and Exchange Commission (SEC).

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

                —  adjusting for currency

                The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the first-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and will be included in a subsequent filing of a Form 8-K with the SEC.

Conference Call and Webcast

                IBM’s regular quarterly earnings conference call is scheduled to begin at 6:00 p.m. EDT, today.  Investors may participate by viewing the Webcast at www.ibm.com/investor/1q05.

Financial Results Attached

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended March 31
	2005	2004*	Percent Change
REVENUE
Global Services	$11,696	$11,024	6.1%
Gross profit margin	24.3%	23.7%

Hardware	6,749	6,735	0.2%
Gross profit margin	27.5%	26.5%
Software	3,551	3,466	2.4%
Gross profit margin	86.4%	85.9%
Global Financing	580	662	-12.5%
Gross profit margin	54.2%	60.5%
Enterprise Investments/
Other	332	288	15.2%
Gross profit margin	52.5%	39.5%

TOTAL REVENUE	22,908	22,175	3.3%

GROSS PROFIT	8,254	7,892	4.6%
Gross profit margin	36.0%	35.6%

EXPENSE AND OTHER INCOME

S, G&A	4,933	4,658	5.9%
Expense to revenue	21.5%	21.0%
R, D&E	1,459	1,416	3.0%
Expense to revenue	6.4%	6.4%

Intellectual property and custom development income	(219)	(180)	21.9%
Other (income) and expense	22	13	71.3%

Interest expense	49	35	40.0%
TOTAL EXPENSE AND
OTHER INCOME	6,244	5,942	5.1%
Expense to revenue	27.3%	26.8%

INCOME FROM CONTINUING
OPERATIONS BEFORE
INCOME TAXES	2,010	1,950	3.1%
Pre-tax margin	8.8%	8.8%
Provision for income taxes	603	586	2.8%
Effective tax rate	30.0%	30.1%

INCOME FROM CONTINUING OPERATIONS	$1,407	$1,364	3.2%
Net margin	6.1%	6.1%

DISCONTINUED OPERATIONS
Loss from discontinued operations	5	1

NET INCOME	$1,402	$1,363	2.9%

EARNINGS/(LOSS)PER SHARE OF COMMON STOCK:

ASSUMING DILUTION
CONTINUING OPERATIONS	$0.85	$0.79	7.6%
DISCONTINUED OPERATIONS	(0.00)	(0.00)
TOTAL	$0.84 **	$0.79	6.3%
BASIC
CONTINUING OPERATIONS	$0.86	$0.81	6.2%
DISCONTINUED OPERATIONS	(0.00)	(0.00)
TOTAL	$0.86	$0.81	6.2%
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s)
ASSUMING DILUTION	1,660.6	1,727.4
BASIC	1,628.7	1,691.7

*              Restated first-quarter 2004 financial results to include the impact of share-based compensation expense.

**           Does not total due to rounding.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At	At
(Dollars in millions)	March 31,	December 31,	Percent
	2005	2004*	Change
ASSETS
Cash, cash equivalents, and marketable securities	$8,651	$10,570	-18.2%
Receivables - net, inventories, prepaid expenses	32,692	36,573	-10.6%
Plant, rental machines, and other property - net	14,708	15,175	-3.1%
Investments and other assets	48,848	48,685	0.3%

TOTAL ASSETS	$104,899	$111,003	-5.5%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$6,329	$8,099	-21.9%
Long-term debt	17,083	14,828	15.2%

Total debt	23,412	22,927	2.1%
Accounts payable, taxes, and accruals	27,493	31,687	-13.2%
Other liabilities	24,074	24,701	-2.5%

TOTAL LIABILITIES	74,979	79,315	-5.5%

STOCKHOLDERS’ EQUITY	29,920	31,688	-5.6%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$104,899	$111,003	-5.5%

*              Restated 2004 financial position to include the impact of share-based compensation expense.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	FIRST QUARTER 2005
				Pre-tax
				Income
				(Loss)
				From
(Dollars in millions)	Revenue			Continuing	Pre-tax
	External	Internal	Total	Operations	Margin
SEGMENTS

Global Services	$11,696	$745	$12,441	$942	7.6%
% change	6.1%	-2.2%	5.6%	-4.9%
Systems and Technology Group	3,869	235	4,104	109	2.7%
% change	2.5%	-0.4%	2.3%	-35.9%
Personal Systems Group	2,739	32	2,771	(17)	-0.6%
% change	-3.1%	39.1%	-2.7%	-54.5%
Software	3,551	461	4,012	893	22.3%
% change	2.4%	15.0%	3.7%	4.6%
Global Financing	579	449	1,028	396	38.5%
% change	-12.9%	60.4%	8.8%	5.9%
Enterprise Investments	292	2	294	(32)	-10.9%
% change	6.2%	0.0%	6.1%	38.5%

TOTAL SEGMENTS	22,726	1,924	24,650	2,291	9.3%
% change	3.1%	12.9%	3.9%	-1.5%

Eliminations / Other	182	(1,924)	(1,742)	(281)

TOTAL IBM	$22,908	$0	$22,908	$2,010	8.8%
% change	3.3%		3.3%	3.1%

	FIRST QUARTER 2004
				Pre-tax
				Income
				(Loss)
				From
(Dollars in millions)	Revenue			Continuing	Pre-tax
	External	Internal	Total	Operations	Margin
SEGMENTS
Global Services	$11,024	$762	$11,786	$991	8.4%
Systems and Technology Group	3,776	236	4,012	170	4.2%
Personal Systems Group	2,826	23	2,849	(11)	-0.4%
Software	3,466	401	3,867	854	22.1%
Global Financing	665	280	945	374	39.6%
Enterprise Investments	275	2	277	(52)	-18.8%

TOTAL SEGMENTS	22,032	1,704	23,736	2,326	9.8%

Eliminations / Other	143	(1,704)	(1,561)	(376)

TOTAL IBM*	$22,175	$0	$22,175	$1,950	8.8%

*              Restated first-quarter 2004 financial results to include the impact of share-based compensation expense.

Contact:  IBM

Edward Barbini, 914/499-6565

barbini@us.ibm.com